QUANTEX CAPITAL CORPORATION

CONTRACT FOR CONSULTING SERVICES

THIS AGREEMENT made the 1st day of September, 2005.

BETWEEN:

QUANTEX CAPITAL CORPORATION a company duly
incorporated pursuant to the laws of Nevada, USA, having an
office at #205, 4840 Delta Street, Delta, BC, Canada V4K 2T6

(collectively herein referred to “Quantex”)

AND:

Mountainscape Management Services Ltd., with the address at 5290 Oak Place,
Ladner, BC V4K 1L9

(“Mountainscape”)

WHEREAS:

(A)                   Quantex, formerly known as Beddis International Ltd., engaged Mountainscape as a contractor of Quantex.

(B)                   Mountainscape has subsequently accepted another contract position and will not be able to provide as much time and services to Quantex.

The previous Agreement dated February 1, 2005 between the parties shall remain in effect except as follows:

1.                     The Compensation referred to in paragraph 6. shall be reduced from $80,000 per annum to $60,000.

2.                     The term of this Agreement shall be extend to terminate on August 31, 2006.

3.                     Quantex hereby acknowledges and authorizes Mountainscape to fulfill its consulting contract with Maxxcapp Corporation. Quantex stipulates that this contract will not violate paragraph 11 of the original contract.

All other terms and conditions of the original agreement shall remain unchanged.

IN WITNESS WHEREOF the parties have executed this Agreement.

Signed on behalf of
QUANTEX CAPITAL CORPORATION
by:

/s/ Matt Reams
Matt Reams

Signed, Sealed and Delivered by
MOUNTAINSCAPE MANAGEMENT
SERVICES LTD. in the presence of:

/s/ L. Evan Baergen
L. Evan Baergen, Mountainscape Management Services Ltd.

5290 Oak Place, Ladner, BC, Canada
Address